EXHIBIT 10.2

THIS 8% CONVERTIBLE SECURED PROMISSORY NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), NOR UNDER ANY STATE SECURITIES LAW, AND MAY NOT BE PLEDGED, SOLD, ASSIGNED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNTIL (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAW OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL, EITHER FROM COUNSEL TO THE COMPANY OR COUNSEL TO THE HOLDER HEREOF WHO IS REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH 8% CONVERTIBLE DEBENTURE OR COMMON STOCK MAY BE PLEDGED, SOLD, ASSIGNED, HYPOTHECATED OR TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS.

Integrated Environmental Technologies, Ltd.

8% Convertible Secured Promissory Note

$_______                                                      Houston, Texas                                                      September 23, 2011

Integrated Environmental Technologies, Ltd., a Nevada corporation (hereinafter called the “Company,” which term includes any successor corporation), for value received, hereby promises to pay to ____________ or his registered assigns, (hereinafter called “Holder”), the principal sum of _________________ ($_________) (or such lesser amount as may be then outstanding hereunder) together with interest on the amount of such principal sum from time to time outstanding, payable in accordance with the terms set forth below.

The obligations of the Company contained in this Note are secured by the Security Documents (as hereinafter defined).

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

1.1           Definitions. For all purposes of this Note, except as otherwise expressly provided or unless the context otherwise requires:

1.1.1           the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

1.1.2           all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles (“GAAP”) as promulgated from time to time by the Association of Independent Certified Public Accountants; and

1.1.3           the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Note as a whole and not to any particular Article, Section or other subdivision.

“Affiliate” of any specified Person means any other Person who directly, or indirectly through one or more intermediaries, is in control of, is controlled by, or is under common control with, such specified Person.  For purposes of this definition, control of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether by contract, securities, ownership or otherwise; and the terms “controlling” and “controlled” have the respective meanings correlative to the foregoing.

“Board of Directors” means the board of directors of the Company as elected from time to time or any duly authorized committee of that board.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in Houston, Texas are authorized or obligated by law or executive order to be closed.

“Capital Securities” means, with respect to any Person, all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person’s capital (including all capital stock, partnership, membership or other equity interests in such Person), whether now outstanding or issued after the date hereof and whether or not certificated, and any and all warrants, rights or options to purchase any of the foregoing.

“Common Stock” means shares of common stock, par value $0.001 per share, of the Company.

“Conversion Price” means the price per share set forth in Section 5.1 (as may be adjusted from time to time in accordance with the terms of this Note).

“Default” means any event which is, or after notice or passage of time would be, an Event of Default.

“Default Rate” means 12% per annum.

“Distribution” shall mean and include (a) the payment of any dividends or other distributions on capital stock of the Company and (b) the redemption, repurchase, or acquisition of the Company’s securities, unless made contemporaneously from the net proceeds of the sale of such securities.

“Event of Default” has the meaning specified in Section 3.1.

“Indebtedness” of any Person means all indebtedness of such Person, whether outstanding on the date of this Note or hereafter created, incurred, assumed or guaranteed for the principal of and premium, if any, and interest on all debts of the Person whether outstanding on the date of this Note or thereafter created (i) for money borrowed by such Person (including capitalized lease obligations), (ii) for money borrowed by others (including capitalized lease obligations) and guaranteed, directly or indirectly, by such Person, or (iii) constituting purchase money indebtedness, or indebtedness secured by property at the time of the acquisition of such property by such Person, for the payment of which the Person is directly or contingently liable, and for all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, any of the indebtedness referred to herein.

“Kinsey” means E. Wayne Kinsey, III.

“Lien” means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against, or interest in property to secure payment of a debt or performance of an obligation, or other preference, priority or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any financing lease having substantially the same economic effect as any of the foregoing), and the filing of any financing statement under the Uniform Commercial Code or comparable Applicable Law of any jurisdiction in order to perfect any of the foregoing.

“Market Price”  means, as to any security, the average of the closing prices of such security’s sales on all domestic securities markets on which such security may at the time be listed averaged over a period of twenty (20) trading days in which the stock traded immediately preceding the day as of which “Market Price” is being determined.  If at any time such security is not listed on any domestic securities exchange or quoted on the OTC Bulletin Board or other domestic over-the-counter market, the “Market Price” shall be the fair value thereof as determined in good faith by a majority of the Company’s Board of Directors (determined without giving effect to any discount for minority interest, any restrictions on transferability or any lack of liquidity of the Common Stock or to the fact that the Company has no class of equity registered under the Securities Act), such fair value to be determined by reference to the price that would be paid between a fully informed buyer and seller under no compulsion to buy or sell.

“Maturity Date,” when used with respect to this Note, means September 23, 2014 (or such earlier date upon which this Note becomes due and payable under the Purchase Agreement or any other Transaction Document).

“Note” means this 8% Convertible Secured Promissory Note, as hereafter amended, modified, substituted or replaced.

“Obligations” means all obligations (monetary or otherwise, and including all obligations for principal, interest, fees or any other amount under any Transaction Document) of each of the Obligors arising under or in connection with this Note and each other Transaction Document, including, without limitation, interest accruing after the maturity of this Note and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any of the Obligors, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding, in each case whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, or out of or in connection with this Note, any other Transaction Documents or any other document made, delivered or given in connection therewith or herewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to the Agent or to the Purchasers that are required to be paid by an Obligor pursuant to the terms of the Transaction Documents) or otherwise.

“Obligors” means the Company, or any other Person obligated under any Transaction Document.

 “Permitted Indebtedness” means this Note, any other note issued pursuant to the Purchase Agreement, that certain 8% convertible debenture in the original principal amount of $150,000 issued by the Company as of July 7, 2011 in favor of E. Wayne Kinsey III, that certain 8% convertible debenture in the original principal amount of $376,125 issued by the Company as of July 7, 2011 in favor of Zanett, that certain $50,000 Convertible Debenture dated April 12, 2010 issued to Green Energy Metals Fund, L.P., that certain $50,000 Convertible Debenture dated April 12, 2010 issued to Odysseus Fund, LP, that certain $50,000 Convertible Debenture dated April 12, 2010 issued to David G. Snow, and unsecured trade payables that are for goods furnished or services rendered in the ordinary course of business and that are payable in accordance with customary trade terms.

“Permitted Liens” means (i) statutory liens for taxes not yet due or being diligently contested in good faith and for which appropriate reserves have been established in accordance with GAAP, (ii) statutory liens of landlords, carriers, warehousemen, mechanics and materialmen incurred in the ordinary course of business for sums not yet due, (iii) liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, (iv) applicable easements, restrictive covenants, rights of way and similar restrictions of record that do not materially impair the present or anticipate value or use of the encumbered asset, (v) zoning laws and other land use restrictions that do not materially impair the present or anticipate value or use of the encumbered asset, and (vi) except for liens securing Indebtedness other than Indebtedness created by the Transaction Documents, encumbrances, encroachments and other imperfections of title, licenses or encumbrances of record that do not materially impair the present or anticipated value or use of the encumbered asset, and (vii) in the case of leased property, all matters, whether or not of record, affecting the title of lessor (and any underlying lessor) that do not materially impair the present or anticipated value or use of the encumbered asset.

“Person” means any individual, limited liability company, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Purchase Agreement” means that certain Note Purchase Agreement dated of even date herewith, by and among the Company, the Holder and Zanett.

“Required Purchasers” has the meaning assigned to such term in the Purchase Agreement.

“Qualified Subordinate Debt” means unsecured debt of the Company that is convertible to Common Stock and such debt is subordinate to this Note and any other debt of the Company to the Kinsey or his Affiliates now existing or hereafter arising.

“SEC” means the U.S. Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Documents” means the Borrower Security Agreement and the Subsidiary Guaranty, each of even date herewith, the forms of which are attached as exhibits to the Purchase Agreement.

“Stated Rate” means eight percent (8%) per annum.

“Subsidiary” means a corporation or other entity more than 50% of the outstanding voting stock of which, or more than 50% of the equity interest in which, is owned, directly or indirectly, by the Company or by one or more other Subsidiary of the Company, or by any combination of the Company and one or more other Subsidiaries.  For purposes of this definition, “voting stock” means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

“Transaction Documents” has the meaning assigned to such term in the Purchase Agreement.

“Zanett” means Zanett Opportunity Fund, Ltd.

ARTICLE II

COMMITMENT AND ADVANCES

2.1           Funding.  Subject to the terms and conditions hereof, and relying on the representations and warranties set forth herein and in the other Transaction Documents, Holder agrees to fully fund this Note by wiring $400,000 to the Company at the Closing (as defined in the Purchase Agreement) using the wiring instructions provided by the Company.  This Note shall mature and be due and payable in full on the Maturity Date.

2.2           Interest and Payment Dates.

2.2.1           Subject to the provisions of Article II, Section 2.3, this Note shall bear interest at the Stated Rate.

2.2.2           Interest shall be due and payable quarterly as it accrues, on the 1st day of each calendar quarter, beginning October 1, 2011, and continuing regularly thereafter until the Maturity Date, when the entire balance of principal and accrued interest shall be due and payable.

2.2.3           Until the first anniversary of this Note, the interest payable under this Note may be paid either in cash or in Common Stock of the Company, at the option of the Company.  Thereafter, at the option of Holder, interest under this Note shall be payable in cash or Common Stock of the Company.  When interest owing hereunder is payable in Common Stock, the amount of Common Stock shall be based on the Market Price.  If there is an election to pay the interest due on a particular interest payment date in shares of the Company’s Common Stock, the number of shares issued as payment of the accrued interest shall be equal to the quotient of the aggregate accrued and unpaid interest divided by the Market Price on the interest payment date (calculated as to each payment to the nearest 1/100 of a share).

2.3           Default Rate.  If the Company fails to pay the principal of or interest on this Note or any other amount when due hereunder, the Company shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount from the date of such Event of Default up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum equal to the Default Rate.

2.4           Prepayment.  The Company is not permitted to prepay this Note; provided that on and after September 23, 2012, the Company may prepay the Note in whole or in part, without penalty or premium, upon at least five (5) Business Day's prior written notice given to the Holder, if the Company has raised, during the period commencing September 1, 2011 and ending on the date of prepayment, an aggregate amount of $2,000,000 or more resulting from the sale of Common Stock to any Persons other than Kinsey or his Affiliates.

2.5           Manner of Payment.  Both principal and interest are payable by delivery of checks  to Holder at its address as set forth in this Note or wire transfers pursuant to instructions from Holder; provided that to the extent permitted or required under Section 2.2.3. above, interest is payable by certificates of Common Stock of the Company.  If the date upon which the payment of principal and interest is required to be made pursuant to this Note occurs other than on a Business Day, then such payment of principal and interest shall be made on the next occurring Business Day following said payment date and shall include interest through said next occurring Business Day.

ARTICLE III

EVENTS OF DEFAULT

3.1           An “Event of Default” occurs if:

3.1.1           the Company defaults in the payment of the principal or interest on this Note when such principal or interest becomes due and payable and such default remains uncured for a period of five days; or

3.1.2           an “Event of Default” under any other note issued pursuant to the Purchase Agreement has occurred (whether or not a “Default” has been declared by the  holder of such note); or

3.1.3           the Company defaults in the performance of any covenant made by the Company, and such default remains uncured for a period of 30 days after being given written notice thereof in any of (i) the Purchase Agreement; (ii) the Registration Rights Agreement (as defined in the Purchase Agreement); (iii) the Security Documents; or (iv) this Note (other than a default in the performance of a covenant specifically addressed elsewhere in this Section 3.1); or

3.1.4           any representation or warranty made by the Company in the Purchase Agreement, the Registration Rights Agreement, or this Note or in any certificate furnished by the Company in connection with the consummation of the transaction contemplated thereby or hereby, is untrue in any material respect as of the date of making thereof; or

3.1.5           the Company or any Subsidiary defaults in the payment when due (whether by lapse of time, by declaration, by call for redemption or otherwise) of the principal of or interest on any Indebtedness of the Company or such Subsidiary (other than the Indebtedness evidenced by this Note) having an aggregate principal amount in excess of $250,000, and such default remains uncured for a period of 30 days, except for defaults that currently exist under the following debt instruments:  (i) $50,000 Convertible Debenture dated April 12, 2010 issued to Green Energy Metals Fund, LP; (ii) $50,000 Convertible Debenture dated April 12, 2010 issued to Odysseus Fund, LP; (iii) $25,000 Convertible Debenture issued to L.J. Tichacek; and (iv) $50,000 Convertible Debenture dated April 12, 2010 issued to David G. Snow; or

3.1.6           a court of competent jurisdiction enters a judgment or judgments against the Company or any Subsidiary, or any property or assets of the Company or any Subsidiary, for the payment of money aggregating in excess of $500,000 in excess of applicable insurance coverage; or

3.1.7           a court of competent jurisdiction enters (i) a decree or order for relief in respect of the Company or any Subsidiary in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order adjudging the Company or any Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Subsidiary under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of the property of the Company or any Subsidiary or ordering the winding up or liquidation of the affairs of the Company or any Subsidiary and any such decree or order of relief or any such other decree or order remains unstayed for a period of 90 days from its date of entry; or

3.1.8           the Company or any Subsidiary commences a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or any other case or proceeding to be adjudicated a bankrupt or insolvent, or the Company or any Subsidiary files a petition, answer or consent seeking reorganization or relief under any applicable federal or state law, or the Company or any Subsidiary makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts generally as they become due; or

3.1.9           Kinsey is not a member of the Board of Directors of the Company for any reason other than his death, disability or voluntary resignation; or

3.1.10           David R. LaVance is neither Chief Executive Officer of the Company nor actively involved in managing the Company; or

3.1.11           Thomas S. Gifford is neither Chief Financial Officer of the Company nor actively involved in managing the Company; or

3.1.12           (i) any person or group (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended), except for Kinsey and his Affiliates, becomes the beneficial owner of 50% or more of the total voting power of the Company and was not the beneficial owner of 50% or more of the total voting power of the Company as of the date of this Note; (ii) the Company or any Subsidiary which contains at least 20% of the Company’s assets or revenues merges or consolidates with or into any other Person (unless the Company or any of its Subsidiaries is the surviving or acquiring party); (iii) the Company or any Subsidiary which contains at least 20% of the Company’s assets or revenues dissolves or liquidates; or (iv) the Company or any Subsidiary which contains at least 20% of the Company’s assets or revenues sells all or any substantial portion of its assets (unless the purchaser is a Subsidiary of the Company); or

3.1.13           The Company fails to use the proceeds of this Note in accordance with Section 7.9 hereof; or

3.1.14           An “Event of Default” under any Indebtedness of the Company to Kinsey or any Affiliates of Kinsey; or

3.1.15           The Company fails to raise an aggregate amount of $750,000 or more resulting from (A) the sale of a $100,000 note to Zanett under the Purchase Agreement and/or (B) the sale of (i) Common Stock, (ii) warrants, and/or (iii) Qualified Subordinate Debt, in each case to any Persons other than Kinsey or his Affiliates during the period commencing on the date of this Note and ending on December 31, 2011; or

3.1.16           The Company fails to raise an aggregate amount of $1,000,000 or more resulting from (A) the sale of a $100,000 note to Zanett under the Purchase Agreement and/or (B) the sale of (i) Common Stock, (ii) warrants, and/or (iii) Qualified Subordinate Debt, in each case to any Persons other than Kinsey or his Affiliates during the period commencing on the date of this Note and ending on March 31, 2012; or

3.1.17           The Company violates or has violated any applicable federal, state or local law, statute, ordinance, rule, regulation, memorandum of understanding, order or notice requirement pertaining to the collection, transportation, storage, treatment, discharge, release or disposal of hazardous or non-hazardous waste or substances, including, without limitation, (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. §§9601 et seq.), as amended from time to time (“CERCLA”) (including, without limitation, as amended pursuant to the Superfund Amendments and Reauthorization Act of 1986), and such regulations promulgated under CERCLA, (ii) the Resources Conservation and Recovery Act of 1976 (42 U.S.C. §§6901 et seq.), as amended from time to time (“RCRA”), and such regulations promulgated under RCRA, and (iii) any applicable federal, state or local laws or regulations relating to the environment (collectively, the “Applicable Environmental Laws”), except for any violation of Applicable Environmental Laws which did not, nor is reasonably expected to, have a material adverse effect, in light of all circumstances prevailing at the time, on the business, assets, condition (financial or otherwise), operations, performance, properties or proposals of the Company and its wholly-owned subsidiary, I.E.T., Inc., taken as a whole.

ARTICLE IV

REMEDIES

4.1           Acceleration of Maturity. This Note shall become immediately due and payable if an Event of Default described in Sections 3.1.1, 3.1.6, 3.1.7 or 3.1.8 of this Note occurs.  Additionally, this Note shall, at the option of the Holder, with the consent of Required Purchasers, become immediately due and payable if any other Event of Default occurs, and in every such case the Holder of the Note, with the consent of Required Purchasers, may declare the principal and interest on the Note to be due and payable immediately.

ARTICLE V

CONVERSION OF NOTE

5.1           Conversion Privilege and Conversion Price.  Subject to and upon compliance with the provisions of this Article, at the option of Holder, all or any part of this Note may be converted at any time using the form attached hereto as Attachment I, at the principal amount hereof together with accrued and unpaid interest thereon, into fully paid and nonassessable shares (calculated as to each conversion to the nearest 1/100 of a share) of Common Stock at the Conversion Price, determined as hereinafter provided, in effect at the time of conversion. The Conversion Price shall be initially $0.10 per share of Common Stock.  Notwithstanding anything else to the contrary set forth herein, the Holder shall have the right to convert this Note at any time it remains outstanding pursuant to the terms set forth herein.

5.2           Issuance of Shares of Common Stock upon Conversion.  The Company covenants that it will at all times reserve and keep available, free from preemptive rights, out of its authorized Common Stock, solely for the purpose of issuance upon conversion of this Note, such number of shares of Common Stock as shall equal the aggregate number of shares of Common Stock that would be issued under this Note if fully converted.  The Company also covenants that all of the shares of Common Stock that shall be issuable upon conversion of this Note shall, at the time of delivery, be duly and validly issued, fully paid, nonassessable and free from all taxes, liens and charges with respect to the issue thereof (other than those which the Company shall promptly pay or discharge).

5.3           Restrictive Legend.  Each certificate evidencing shares of Common Stock issued to the Holder following the conversion of this Note, or upon the payment of any interest in shares of Common Stock as provided herein, shall bear the following restrictive legend or a similar legend until such time as the transfer of such security is not restricted under the federal securities laws:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (II) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (III) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

ARTICLE VI

ADJUSTMENT OF CONVERSION PRICE

6.1           Anti-Dilution Provisions. The Conversion Price shall be subject to adjustment from time to time as hereinafter provided. Upon each adjustment of the Conversion Price, the holder of this Note shall thereafter be entitled to purchase, at the Conversion Price resulting from such adjustment, the number of shares of Common Stock obtained by multiplying the Conversion Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Conversion Price resulting from such adjustment.

6.2           Adjustment of Conversion Price Upon Issuance of Common Stock.

6.2.1           (a)         If and whenever after the date hereof the Company shall issue or sell any Common Stock for no consideration or for a consideration per share less than $.08 then, forthwith, upon such issue or sale, the Conversion Price shall be reduced (but not increased, except as otherwise specifically provided in Section 6.2.2), to the price (calculated to the nearest one-ten thousandth of a cent) determined by dividing (x) an amount equal to the sum of (i) the aggregate number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the then existing Conversion Price plus (ii) the consideration received by the Company upon such issue or sale by (y) the aggregate number of shares of Common Stock outstanding immediately after such issue or sale.

(b)           Notwithstanding the provisions of this Section 6.2, no adjustment shall be made in the Conversion Price in the event that the Company issues, in one or more transactions, (i) Common Stock upon exercise of any options issued to officers, directors or employees of the Company pursuant to a stock option plan or an employment, severance or consulting agreement as now or hereafter in effect, in each case approved by the Board of Directors (provided that the aggregate number of shares of Common Stock which may be issuable, including options issued prior to the date hereof, under all such employee plans and agreements shall at no time exceed the number of such shares of Common Stock on the date hereof on a fully diluted basis that are authorized for issuance under currently effective employee plans and agreements); (ii) Common Stock upon conversion of this Note or any other note currently issued pursuant to the Purchase Agreement; (iii) Common Stock upon exercise of any stock purchase warrant or option (other than the options referred to in clause (i) above) any other right to purchase or other convertible security outstanding on the date hereof; or (iv) Common Stock issued as consideration in connection with acquisitions. In addition, for purposes of calculating any adjustment of the Conversion Price as provided in this Section 6.2, all of the shares of Common Stock issuable pursuant to any of the foregoing shall be assumed to be outstanding prior to the event causing such adjustment to be made.

6.2.2           For purposes of this Section 6.2, the following shall be applicable:

(a)           Issuance of Rights or Options. In case at any time after the date hereof the Company shall in any manner grant (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or securities convertible into or exchangeable for Common Stock (such convertible or exchangeable stock or securities being herein called “Convertible Securities”), whether or not such rights or options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which shares of Common Stock are issuable upon the exercise of such rights or options or upon conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the granting of such rights or options, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of such rights or options, or plus, in the case of such rights or options that relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights or options) shall be less than the Conversion Price in effect as of the date of granting such rights or options, then the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights or options shall be deemed to be outstanding as of the date of the granting of such rights or options and to have been issued for such price per share, with the effect on the Conversion Price specified in Section 6.2.1 hereof. Except as provided in Section 6.2.2 hereof, no further adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon exercise of such rights or options or upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

(b)           Change in Option Price or Conversion Rate. Upon the happening of any of the following events, namely, if the purchase price provided for in any right or option referred to in Section 6.2.2(a) above, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in Section 6.2.2(a) hereof, or the rate at which any Convertible Securities referred to in Section 6.2.2(a) hereof, are convertible into or exchangeable for Common Stock shall change (other than under or by reason of provisions designed to protect against dilution), the Conversion Price then in effect hereunder shall forthwith be readjusted (increased or decreased, as the case may be) to the Conversion Price that would have been in effect at such time had such rights, options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. On the expiration of any such option or right referred to in Section 6.2.2(a) hereof, or on the termination of any such right to convert or exchange any such Convertible Securities referred to in Section 6.2.2(a) hereof, the Conversion Price then in effect hereunder shall forthwith be readjusted (increased or decreased, as the case may be) to the Conversion Price that would have been in effect at the time of such expiration or termination had such right, option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been granted, issued or sold, and the Common Stock issuable thereunder shall no longer be deemed to be outstanding. If the purchase price provided for in Section 6.2.2(a) hereof or the rate at which any Convertible Securities referred to in Section 6.2.2(a) hereof are convertible into or exchangeable for Common Stock shall be reduced at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in case of the delivery of Common Stock upon the exercise of any such right or option or upon conversion or exchange of any such Convertible Securities, the Conversion Price then in effect hereunder shall, if not already adjusted, forthwith be adjusted to such amount as would have obtained had such right, option or Convertible Securities never been issued as to such Common Stock and had adjustments been made upon the issuance of the Common Stock delivered as aforesaid, but only if as a result of such adjustment the Conversion Price then in effect hereunder is thereby reduced.

(c)           Consideration for Stock. In case at any time Common Stock or Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities shall be issued or sold for cash, the consideration therefor shall be deemed to be the amount received by the Company therefor plus any brokerage or placement fees and commissions. In case at any time any Common Stock, Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities shall be issued or sold for consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration, as determined reasonably and in good faith by the Board of Directors of the Company. In case at any time any Common Stock, Convertible Securities or any rights or options to purchase any Common Stock or Convertible Securities shall be issued in connection with any merger or consolidation in which the Company is the surviving corporation, the amount of consideration received therefor shall be deemed to be the fair value, as determined reasonably and in good faith by the Board of Directors of the Company, of such portion of the assets and business of the nonsurviving corporation as the Board of Directors may determine to be attributable to such Common Stock, Convertible Securities, rights or options as the case may be. In case at any time any rights or options to purchase any shares of Common Stock or Convertible Securities shall be issued in connection with the issuance and sale of other securities of the Company, together consisting of one integral transaction in which no consideration is allocated to such rights or options by the parties, such rights or options shall be deemed to have been issued without consideration.

(d)           Record Date. In case the Company shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock or Convertible Securities, or (ii) to subscribe for or purchase Common Stock or Convertible Securities, then such record date shall be deemed to be the date of the issuance or sale of the Common Stock or Convertible Securities deemed to have been issued or sold as a result of the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(e)           Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned directly by the Company in treasury, and the disposition of any such shares shall be considered an issuance or sale of Common Stock for the purpose of this Section 6.2.

6.3           Stock Dividends. In case the Company shall declare a dividend or make any other distribution upon any shares of the Company, payable in Common Stock or Convertible Securities, any Common Stock or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

6.4           Stock Splits and Reverse Splits. In the event that the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of Shares into which this Note may be converted immediately prior to such subdivision shall be proportionately increased, and conversely, in the event that the outstanding shares of Common Stock shall at any time be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased and the number of Shares into which this Note may be converted immediately prior to such combination shall be proportionately reduced. Except as provided in this Section 6.4 no adjustment in the Conversion Price and no change in the number of Shares shall be made under this Article V as a result of or by reason of any such subdivision or combination.

6.5           Reorganizations and Asset Sales. If any capital reorganization or reclassification of the capital stock of the Company, or any consolidation, merger or share exchange of the Company with another Person, or the sale, transfer or other disposition of all or substantially all of its assets to another Person shall be effected in such a way that holders of Common Stock shall be entitled to receive capital stock, securities or assets with respect to or in exchange for their shares, then the following provisions shall apply:

6.5.1           As a condition of such reorganization, reclassification, consolidation, merger, share exchange, sale, transfer or other disposition (except as otherwise provided below in Section 6.5.3), lawful and adequate provisions shall be made whereby the Holder of this Note shall thereafter have the right to purchase and receive upon the terms and conditions specified in this Note and in lieu of the shares immediately theretofore receivable upon the exercise of the rights represented hereby, such shares of capital stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares immediately theretofore so receivable had such reorganization, reclassification, consolidation, merger, share exchange or sale not taken place, and in any such case appropriate provision reasonably satisfactory to such Holder shall be made with respect to the rights and interests of such Holder to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Conversion Price and of the number of shares receivable upon the exercise of this Note) shall thereafter be applicable, as nearly as possible, in relation to any shares of capital stock, securities or assets thereafter deliverable upon the exercise of this Note.

6.5.2           In the event of a merger, share exchange or consolidation of the Company with or into another Person as a result of which the number of shares of common stock or its equivalent of the successor Person to be issued to holders of Common Stock is greater or lesser than the number of shares of Common Stock outstanding immediately prior to such merger, share exchange or consolidation, then the Conversion Price in effect immediately prior to such merger, share exchange or consolidation shall be adjusted in the same manner as though there were a subdivision or combination of the outstanding shares of Common Stock.

6.5.3           The Company shall not effect any such consolidation, merger, share exchange, sale, transfer or other disposition unless prior to or simultaneously with the consummation thereof the successor Person (if other than the Company) resulting from such consolidation, share exchange or merger or the Person purchasing or otherwise acquiring such assets shall have assumed by written instrument executed and mailed or delivered to the Holder hereof at the last address of such Holder appearing on the books of the Company the obligation to deliver to such Holder such shares of capital stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to receive, and all other liabilities and obligations of the Company hereunder. Upon written request by the Holder hereof, such Successor Person will issue a new Note revised to reflect the modifications in this Note effected pursuant to this Section 6.5.

6.5.4           If a purchase, tender or exchange offer is made to and accepted by the holders of 50% or more of the outstanding shares of Common Stock, the Company shall not effect any consolidation, merger, share exchange or sale, transfer or other disposition of all or substantially all of the Company's assets with the Person having made such offer or with any affiliate of such Person, unless prior to the consummation of such consolidation, merger, share exchange, sale, transfer or other disposition the holder hereof shall have been given a reasonable opportunity to then elect to receive upon the conversion of this Note either the capital stock, securities or assets then issuable with respect to the Common Stock or the capital stock, securities or assets, or the equivalent, issued to previous holders of the Common Stock in accordance with such offer.

6.6           Adjustment for Asset Distribution. If the Company declares a dividend or other distribution payable to all holders of shares of Common Stock in evidences of indebtedness of the Company or other assets of the Company (including, cash (other than regular cash dividends declared by the Board of Directors), capital stock (other than Common Stock, Convertible Securities or options or rights thereto) or other property), the Conversion Price in effect immediately prior to such declaration of such dividend or other distribution shall be reduced by an amount equal to the amount of such dividend or distribution payable per share of Common Stock, in the case of a cash dividend or distribution, or by the fair value of such dividend or distribution per share of Common Stock (as reasonably determined in good faith by the Board of Directors of the Company), in the case of any other dividend or distribution. Such reduction shall be made whenever any such dividend or distribution is made and shall be effective as of the date as of which a record is taken for purpose of such dividend or distribution or, if a record is not taken, the date as of which holders of record of Common Stock entitled to such dividend or distribution are determined.

6.7           De Minimis Adjustments. No adjustment in the number of shares of Common Stock purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one share of Common Stock purchasable upon conversion of the Note and no adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least $.01 in the Conversion Price; provided, however, that any adjustments which by reason of this Section 6.7 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest full share or nearest one hundredth of a dollar, as applicable.

6.8           Notice of Adjustment. Whenever the Conversion Price or the number of shares of Common Stock issuable upon the conversion of this Note shall be adjusted as herein provided, or the rights of the holder hereof shall change by reason of other events specified herein, the Company shall compute the adjusted Conversion Price and the adjusted number of shares of Common Stock in accordance with the provisions hereof and shall prepare an Officer's Certificate setting forth the adjusted Conversion Price and the adjusted number of shares of Common Stock issuable upon the conversion of this Note or specifying the other shares of stock, securities or assets receivable as a result of such change in rights, and showing in reasonable detail the facts and calculations upon which such adjustments or other changes are based. The Company shall cause to be mailed to the Holder hereof copies of such Officer's Certificate together with a notice stating that the Conversion Price and the number of shares of Common Stock purchasable upon conversion of this Note have been adjusted and setting forth the adjusted Conversion Price and the adjusted number of shares of Common Stock purchasable upon conversion of this Note.   The Company’s failure to comply with this Section 6.8 shall not in and of itself be conclusive evidence that there was not an event requiring a change in the Conversion Price or the number of shares of Common Stock issuable under this Note.

6.9           Notifications to Holders.  In case at any time the Company proposes:

6.9.1           to declare any dividend upon its Common Stock payable in capital stock or make any special dividend or other distribution (other than cash dividends) to the holders of its Common Stock;

6.9.2           to offer for subscription pro rata to all of the holders of its Common Stock any additional shares of capital stock of any class or other rights;

6.9.3           to effect any capital reorganization, or reclassification of the capital stock of the Company, or consolidation, merger or share exchange of the Company with another Person, or sale, transfer or other disposition of all or substantially all of its assets; or

6.9.4           to effect a voluntary or involuntary dissolution, liquidation or winding up of the Company,

then, in any one or more of such cases, the Company shall give the Holder (a) at least 10 days (but not more than 90 days) prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such issuance, reorganization, reclassification, consolidation, merger, share exchange, sale, transfer, disposition, dissolution, liquidation or winding up, and (b) in the case of any such issuance, reorganization, reclassification, consolidation, merger, share exchange, sale, transfer, disposition, dissolution, liquidation or winding up, at least 10 days (but not more than 90 days) prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock, as the case may be, for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, share exchange, sale, transfer, disposition, dissolution, liquidation or winding up, as the case may be.

6.10           Company to Prevent Dilution. If any event or condition occurs as to which other provisions of this Article VI are not strictly applicable or if strictly applicable would not fairly protect the exercise or purchase rights of this Note evidenced hereby in accordance with the essential intent and principles of such provisions, or that might materially and adversely affect the exercise or purchase rights of the Holder hereof under any provisions of this Note, then the Company shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, so as to protect such exercise and purchase rights as aforesaid, and any adjustments necessary with respect to the Conversion Price and the number of shares purchasable hereunder as shall be determined by the Board of Directors in its good faith business judgment so as to preserve the rights of the Holder hereunder. In no event shall any such adjustment have the effect of increasing the Conversion Price as otherwise determined pursuant to this Article except in the event of a combination of shares of the type contemplated in Section 6.4 hereof, and then in no event to an amount greater than the Conversion Price as adjusted pursuant to Section 6.4 hereof.

ARTICLE VII

AFFIRMATIVE COVENANTS

The Company covenants and agrees that, so long as this Note is outstanding:

7.1           Payment of Principal and Accrued Interest. The Company will duly and punctually pay or cause to be paid the principal sum of this Note, together with interest accrued thereon from the date hereof to the date of payment, in accordance with the terms hereof.

7.2           Corporate Existence. The Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if it shall reasonably determine that the preservation thereof is no longer desirable in the conduct of its business.

7.3           Taxes; Claims; etc. The Company will, and will cause each Subsidiary to, promptly pay and discharge all lawful taxes, assessments, and governmental charges or levies imposed upon it or upon its income or profits, or upon any of its properties, real, personal, or mixed, before the same shall become in default, as well as all lawful claims for labor, materials, and supplies or otherwise which, if unpaid, might become a lien or charge upon such properties or any part thereof, and which lien or charges will have a material adverse effect on the business of the Company; provided, however, that neither the Company nor any Subsidiary shall be required to pay or cause to be paid any such tax, assessment, charge, levy, or claim prior to institution of foreclosure proceedings if the validity thereof shall concurrently be contested in good faith by appropriate proceedings and if the Company shall have established reserves deemed by the Company adequate with respect to such tax, assessment, charge, levy, or claim.

7.4           Maintenance of Existence and Properties. The Company will, and will cause each Subsidiary to, keep its material properties in good repair, working order, and condition, ordinary wear and tear excepted, so that the business carried on may be properly conducted at all times in accordance with prudent business management.

7.5           Notices of Defaults. The Company will promptly notify the Holder in writing of any one or more of the following occurrences:  (i) any Event of Default under this Note, and (ii) any event of default (or if any event of default would result upon any payment with respect to this Note) with respect to any Indebtedness as such event of default is defined therein or in the instrument under which it is outstanding, permitting holders to accelerate the maturity of such Indebtedness, (iii) any litigation or proceeding involving Company or any of its Subsidiaries as a defendant or in which any property of the Company is subject, directly or indirectly, to a claim, and the amount in controversy is in excess of $25,000 and (iv) any default under a material agreements to which the Company or any of its Subsidiaries is a party.

7.6           Compliance with Laws. The Company will promptly comply with all laws, ordinances and governmental rules and regulations to which it is subject, the violation of which would materially and adversely affect the Company.

7.7           Insurance.  The Company will, and will cause each of its Subsidiaries to, (i) maintain or cause to be maintained with responsible insurance companies insurance (A) with respect to its properties and business against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses, (B) all worker’s compensation, employer’s liability insurance or similar insurance as may be required under the laws of any state or jurisdiction in which it may be engaged in business, and (C) that provides officer’s and director’s coverage in form and substance that is commercially reasonable, and  (ii) upon request of the Holder, furnish to Holder at reasonable intervals a certificate of an authorized officer of the Company setting forth the nature and extent of all insurance maintained by the Company and its Subsidiaries in accordance with this Section.

7.8           Books and Records; Inspections.  The Company will, and will cause each of its Subsidiaries to, keep books and records in accordance with GAAP that accurately reflect all of its business affairs and transactions and permit the Holder, to the extent permitted under applicable federal and state securities laws, or any of its respective representatives, at reasonable times and intervals to enter, at the Company’s expense, upon any premises of the Company for the purpose (i) of examining the property, books, and records of Company and its Subsidiaries and making copies of any such books and records;

7.9           Use of Proceeds.  The Company shall use the proceeds of this Note for working capital purposes and the full payment of that certain promissory note of Company dated April 12, 2010 in the original principal amount of $250,000 payable to the order of Ian L. Erdos, as Trustee of the RHI Family Trust.

7.10           Covenant to Guarantee Obligations and Give Security.

(a)           Subject to the consent of the Agent if required pursuant to Section 8.7, upon the formation or acquisition of any new direct or indirect Subsidiary by the Seller, the Seller shall, at the Seller’s expense:

(i)           within ten (10) Business Days after such formation or acquisition, cause such Subsidiary to duly execute and deliver to the Agent a guaranty, in form and substance reasonably satisfactory to the Agent, guaranteeing the Obligations, and

(ii)           within thirty (30) Business Days after such formation or acquisition, cause such Subsidiary to duly execute and deliver to the Agent deeds of trust, trust deeds, deeds to secure debt, mortgages, leasehold mortgages, leasehold deeds of trust, security agreement supplements, security agreements, pledge agreements and other similar security documents for the purpose of granting and perfecting Liens on (x) the real and personal property of such Subsidiary, (y) the Capital Securities in such Subsidiary held by the Seller or any Subsidiary thereof (on a first priority Lien basis), and (z) intercompany debt owed to and by such Subsidiary, in each case as specified by and in form and substance reasonably satisfactory to the Agent (including delivery of all Capital Securities in and of such Subsidiary pledged thereunder that constitute certificated securities (as defined in the UCC)), securing payment of all the Obligations and constituting Liens on the collateral described in clauses (x), (y) and (z) above.

(b)           Upon the acquisition of any property by the Seller or any Subsidiary, if such property, in the judgment of the Agent, shall not already be subject to a perfected security interest in favor of the Agent for the benefit of the Secured Parties, then the Borrower shall, at the Borrower’s expense:

(i)           within ten (10) Business Days after such acquisition, furnish to the Agent a description of the property so acquired in detail reasonably satisfactory to the Agent,

(ii)           within thirty (30) Business after such acquisition, cause the applicable Obligor to duly execute and deliver to the Agent deeds of trust, trust deeds, deeds to secure debt, mortgages, leasehold mortgages, leasehold deeds of trust, security agreement supplements, security agreements, pledge agreements and other security documents for the purpose of granting and perfecting Liens on such property, securing payment of all the Obligations of the applicable Obligor and constituting Liens on such property, and

(iii)           within sixty (60) days after such acquisition, cause the applicable loan party to take whatever action may be necessary or advisable in the reasonable opinion of the Agent to vest in the Agent (or in any representative of the Agent designated by it) valid and subsisting Liens on such property, enforceable against all third parties.

ARTICLE VIII

NEGATIVE COVENANTS

The Company covenants and agrees that, so long as this Note is outstanding:

8.1           Indebtedness.  Without the prior written consent of Holder, which shall not be unreasonably withheld, conditioned or delayed, the Company shall not incur, assume, or permit to exist any Indebtedness except Permitted Indebtedness.

8.2           Sales.   The Company shall not sell, lease, transfer, convey, or otherwise dispose of all or any material part of its assets, except in the ordinary course of business, including (i) sales and/or leases of the Company’s EcaFlo® equipment (including electrolytic replacement cells and spare and replacement parts therefor) and (ii) sales of EcaFlo® solutions.

8.3           Distributions.  The Company shall not declare or pay any Distributions.

8.4           Transactions with Affiliates.  The Company shall not enter into any transaction with an affiliate, including, without limitation, the purchase, sale, or exchange of property of the Company or the rendering of any service.

8.5           Liens.  The Company shall not (i) create, incur, assume, or permit to exist, or allow any joint venture or partnership of which Company is a partner or venturer to create, incur, assume, or permit to exist any mortgage, pledge, security interest, lien, or encumbrance on any of its respective assets, including, without limitation, any accounts and accounts receivables (now owned or hereafter acquired), except for Permitted Liens, (ii) acquire or agree to acquire assets under any conditional sale agreement or title retention contract, or (iii) sell and leaseback any assets.

8.6           Negative Pledges.   The Company shall not enter into any agreement prohibiting (a) the creation or assumption of any lien upon its properties, revenues or assets, whether now owned or hereafter acquired, or the ability of the Company to amend or otherwise modify this Note or any other Transaction Document; or (b) the ability of any Subsidiary to make any payments, directly or indirectly, to the Company by way of dividends, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments, or any other agreement or arrangement which restricts the ability of any such Subsidiary to make any payment, directly or indirectly, to the Company.

8.7           Mergers.  The Company shall not acquire (by virtue of a stock purchase), consolidate with, or merge into, any other corporation or entity.

8.8           Dissolution.  The Company shall not liquidate or dissolve.

8.9           Line of Business.  The Company shall not change the general character of business as conducted as of the date hereof or engage in any type of business not reasonably related to its business as presently and normally conducted.

ARTICLE IX

MISCELLANEOUS

9.1           Collection; Fees. If this Note is placed in the hands of an attorney for collection, and if it is collected through any legal proceedings at law or in equity or in bankruptcy, receivership or other court proceedings, the Company hereby undertakes to pay all costs and expenses of collection including, but not limited to, court costs and the reasonable attorney's fees of Holder.

9.2           Benefits of Note. Nothing in this Note, express or implied, shall give to any Person, other than the Company, Holder, and their successors any benefit or any legal or equitable right, remedy or claim under or in respect of this Note.

9.3           Successors and Assigns. All covenants and agreements in this Note contained by or on behalf of the Company and the Holder shall bind and inure to the benefit of the respective successors and assigns of the Company and the Holder.

9.4           Restrictions on Transfer. Subject to the provisions of this Section 9.4, this Note is transferable in the same manner and with the same effect as in the case of a negotiable instrument payable to a specified person. Prior to any transfer as provided herein, the transferor shall provide written notice to the Company. The Company, however, may treat Holder as the owner hereof for all purposes until this Note shall have been surrendered for transfer as hereinafter provided. Upon surrender of this Note duly executed by Holder or his agent or attorney, the Company shall execute and deliver a new Note in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and this Note shall promptly be canceled.

9.5           Notice; Address of Parties. Except as otherwise provided, all communications to the Company or Holder provided for herein or with reference to this Note shall be deemed to have been sufficiently given or served for all purposes on the third business day after being sent as certified or registered mail, postage and charges prepaid, to the following addresses: if to the Company: 4235 Commerce Street, Little River, South Carolina 29566, Attn:  Chief Financial Officer, or at any other address designated by the Company to Holder in writing; if to Holder:  _________________________________________________, or at any other address designated by Holder to the Company in writing.

9.6           Separability Clause. In case any provision in this Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions in such jurisdiction shall not in any way be affected or impaired thereby; provided, however, such construction does not destroy the essence of the bargain provided for hereunder.

9.7           Governing Law. This Note shall be governed by, and construed in accordance with, the internal laws of the state of Texas (without regard to principles of choice of law).

9.8           Usury. It is the intention of the parties hereto to conform strictly to the applicable laws of the state of Texas and the United States of America, and judicial or administrative interpretations or determinations thereof regarding the contracting for, charging and receiving of interest for the use, forbearance, and detention of money (hereinafter referred to in this Section 9.8 as “Applicable Law”). The Holder shall have no right to claim, to charge or to receive any interest in excess of the maximum rate of interest, if any, permitted to be charged on that portion of the amount representing principal which is outstanding and unpaid from time to time by Applicable Law. Determination of the rate of interest for the purpose of determining whether this Note is usurious under Applicable Law shall be made by amortizing, prorating, allocating and spreading in equal parts during the period of the actual time of this Note, all interest or other sums deemed to be interest (hereinafter referred to in this Section 9.8 as “Interest”) at any time contracted for, charged or received from the Company in connection with this Note. Any Interest contracted for, charged or received in excess of the maximum rate allowed by Applicable Law shall be deemed a result of a mathematical error and a mistake. If this Note is paid in part prior to the end of the full stated term of this Note and the Interest received for the actual period of existence of this Note exceeds the maximum rate allowed by Applicable Law, Holder shall credit the amount of the excess against any amount owing under this Note or, if this Note has been paid in full, or in the event that it has been accelerated prior to maturity, Holder shall refund to the Company the amount of such excess, and shall not be subject to any of the penalties provided by Applicable Law for contracting for, charging or receiving Interest in excess of the maximum rate allowed by Applicable Law. Any such excess which is unpaid shall be canceled.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed on the date first above written.

INTEGRATED ENVIRONMENTAL
TECHNOLOGIES, LTD.

By:
Name:       Thomas S. Gifford
Title:         Executive Vice President and
  Chief Financial Officer

ATTACHMENT I

CONVERSION NOTICE

TO:  INTEGRATED ENVIRONMENTAL TECHNOLOGIES, LTD.

The undersigned holder of this Note hereby irrevocably exercises the option to convert $________ of the outstanding principal and accrued interest of such Note (which may be less than the stated principal amount thereof) into shares of Common Stock of Integrated Environmental Technologies, Ltd., in accordance with the terms of such Note, and directs that the shares of Common Stock issuable and deliverable upon such conversion be issued and delivered to the undersigned unless a different name has been indicated below.  If shares of Common Stock are to be issued in the name of a person other than the undersigned holder of such Note, the undersigned will pay all transfer taxes payable with respect thereto.

Address of Holder

Print Name of Holder

Signature of Holder
Principal amount of Note to be converted $________

If shares are to be issued otherwise then to the Holder:

Address of Transferee

Print Name of Transferee

Social Security or Employer Identification Number of Transferee

Issuance Date of Note:  September 23, 2011